Exhibit 10.26
RELEASE AGREEMENT
     This Release Agreement (“Agreement”) is made and entered into this 27th day of December, 2006, by and between Cyberonics, Inc., a Delaware corporation, (“Company”) and Stanley Appel, an individual residing in Houston, Texas (“Optionee”).
     Whereas, Optionee serves as a member of the Company’s Board of Director and during such tenure entered into an agreement with the Company granting options to Optionee on December 12, 1996, as amended from time to time (singularly or collectively, the “Option Agreement(s)”); and
     Whereas, under the Option Agreement(s), Optionee had a limited period of time to exercise outstanding, vested options under the Option Agreement(s) (singularly or collectively, the “Options”) which has previously been extended until December 31, 2006; and
     Whereas, the Options are currently unexercisable because an exercise of such options would violate applicable securities laws; and
     Whereas, the Company’s Board of Directors has authorized the Company to further extend the period for Optionee’s exercise of the Options to thirty (30) days after the exercise of such Options would no longer violate applicable securities laws, all on the conditions set forth in this Agreement;
     Now, Therefore, for a good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
     1. The Company agrees to execute amendments to the Option Agreement(s) extending the period for Optionee’s exercise of the Options to thirty (30) days from the date on which the exercise of such Options would no longer violate applicable securities laws, all as set forth in the form of agreement(s) attached hereto as Exhibit(s) A.
     2. For and in consideration of the Company’s agreement in Paragraph 1, but if and only if the Company removes all restrictions to Optionee’s exercise of the Options on or about the date that the exercise of such Options would no longer violate applicable securities laws, Optionee hereby releases, remises, acquits, satisfies, and forever discharges the Company and its directors, officers, employees, shareholders, counsel and agents acting in their capacity as employees or representatives of the Company from all, and all manner of, actions, disputes, causes of action, suits, debts, accounts, bills, interest, costs, agreements, judgments, executions, claims, counter-claims, cross claims, liabilities, losses, obligations and demands whatsoever, in law or in equity, at common law, statutory or otherwise, whether now existing or hereafter arising, known and unknown, that may arise or may have arisen, related in any way to the Option Agreement(s). This release shall be binding on the heirs, successors, and assigns of Optionee.
     3. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas, without regard to principles of conflict of law otherwise applicable to such determination.

     4. This Agreement contains the entire agreement relating to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussion, oral or written, related to such subject matter. There are no warranties, representations, assurances, agreements, arrangements, or understandings, oral or written, relating to the subject matter that are not fully expressed and provided for herein, and the parties shall not be bound by or liable for any alleged statement, assurance, warranty, representation, agreement, or understanding not so set forth.
     5. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, fully enforceable counterpart for all purposes hereof, but all of which shall be constitute one and the same instrument.
     IN WITNESS WHEREOF, the undersigned parties have executed this Agreement in one or more counterparts.

OPTIONEE		CYBERONICS, INC.

/s/ Stanley Appel	By:	/s/ John A. Riccardi

Stanley Appel, M.D.		John A. Riccardi
Vice President, Finance

EXHIBIT A
Amendment to Stock Option Agreement and Notice
     This Amendment to Stock Option Agreement (the “Amendment”) is made on the ______ day of December, 2006 by and between Cyberonics, Inc., a Delaware corporation (the “Company”) and Stanley Appel, an individual residing in Houston, Texas Optionee”).
     Whereas, the Company and Optionee entered into a Stock Option Agreement having a grant date of December 12, 1996, which agreement includes a Notice of Stock Option Grant (the “Agreement”); and
     Whereas, the Company and Optionee previously agreed to amend the Agreement to extend the period for Optionee to exercise the option granted under the Agreement (the “Option”) to December 31, 2006;
     Whereas, the Option is currently unexercisable because an exercise of such right would violate applicable securities laws; and
     Whereas, the Company’s Board of Directors has authorized the Company to extend the period for Optionee’s exercise of the Option to thirty (30) days after the exercise of such Option would no longer violate applicable securities laws, all on the conditions set forth in this Agreement;
     Now, Therefore, for a good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
     1. The paragraph entitled, “Termination Period,” under “Notice of Stock Option Grant” is deleted in its entirety, and the following is substituted therefor:
     “The Option may be exercised within thirty (30) days after the date on which the exercise of such Option would no longer violate applicable securities laws.”
     2. This Amendment supersedes all prior agreements, amendments, understandings, negotiations, and discussion, oral or written, related to such subject matter.
     3. Except as expressly amended herein, the terms of the Agreement remain unchanged.

OPTIONEE		CYBERONICS, INC.

By:

Stanley Appel		John A. Riccardi
Vice President, Finance